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Exhibit 23.1



                             ACCOUNTANT'S CONSENT

The Board of Directors and Stockholders
     The Metzler Group, Inc.

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                       /s/ KPMG Peat Marwick LLP

Chicago, Illinois
October 3, 1996